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                                  Exhibit 99.1







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For Release:  Tuesday, April 19, 2005

Contact:   Douglas Stewart, President, CEO
           Debra Geuy, Chief Financial Officer


                 PEOPLES-SIDNEY FINANCIAL CORPORATION ANNOUNCES
                            STOCK REPURCHASE PROGRAM

Sidney, OH;  NASD-NMS "PSFC"

Douglas Stewart, President and CEO of Peoples-Sidney Financial Corporation, parent company of Peoples Federal Savings and Loan Association, announced today the authorization of the commencement of a 5% stock repurchase program. Repurchases of up to 71,600 shares will be made from time to time at the discretion of management in both the open market and through unsolicited negotiated transactions, and will be funded with positive operating cash flow and existing cash balances over the next twelve months. "Our repurchase plan demonstrates our confidence in our prospects, and our continued fidelity to our shareholders," according to Mr. Stewart.

The repurchase plan may be suspended or discontinued at any time, and repurchased shares will be available for use in connection with the Corporations existing stock plans and for other corporate purposes.

The previous repurchase program, which terminated on October 15, 2003, saw the repurchase of 56,198 shares at a weighted average price of $11.76.

As of March 31, 2005, the Corporation had 1,432,648 shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may," are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.